EXHIBIT 4.10

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE, dated as of August 8, 2008 (this “Supplemental Indenture”), among American Achievement Group Holding Corp., a Delaware corporation (the “Company”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have previously become parties to an Indenture, dated as of June 12, 2006 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of the Company’s 12.75% Senior PIK Notes due 2012 (the “Notes”);

WHEREAS, the Company proposes to amend the Indenture and the Notes as contemplated by this Supplemental Indenture (such amendments, collectively, the “Proposed Amendments”);

WHEREAS, pursuant to Section 9.02 of the Indenture, the Company and the Trustee may amend or supplement the Indenture and the Notes to amend certain provisions as contemplated by Section 1.03 of this Supplemental Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Company and the Trustee may amend or supplement the Indenture and the Notes to alter the provisions with respect to the redemption of the Notes as contemplated by Section 1.02 of this Supplemental Indenture (the “Redemption Amendments”) with the consent of each Holder affected by the Redemption Amendments;

WHEREAS, pursuant to the Consent Solicitation Statement, dated July 11, 2008 (as amended, supplemented or otherwise modified from time to time, the “Consent Solicitation Statement”), the Company has received prior to the Expiration Date (as defined in the Consent Solicitation Statement) and delivered to the Trustee the consent of the Holders of at least a majority in aggregate principal amount of the Notes to the Proposed Amendments (including, with respect to such consenting Holders, the Redemption Amendments);

WHEREAS, all other acts and proceedings required by law, by the Indenture, and by the organizational documents of the Company to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to effect the Proposed Amendments, the Company agrees with the Trustee as follows:

ARTICLE I

AMENDMENT OF THE INDENTURE

SECTION 1.01  Amendment to Indenture and Notes. The Indenture and the Notes will be amended as provided for in this Supplemental Indenture. This Supplemental Indenture will become effective when it is executed and delivered by the Company and the Trustee.  Notwithstanding the above, the Redemption Amendments will not become effective until the date specified in Section 1.02(c).

SECTION 1.02  Redemption Amendments.

(a)           Solely with respect to the Notes for which valid consents to the Proposed Amendments have been received (and which have not been validly revoked) prior to the Expiration Date (as defined in the Consent Solicitation Statement) and accepted by the Company in accordance with the Consent Solicitation Statement (the “Consenting Notes”), Section 1.01 of the Indenture is hereby amended by adding the following new defined term to read as follows:

“Transaction” means the acquisition of all of the outstanding capital stock of the Company by Herff Jones Inc. or an affiliate of Herff Jones Inc., by stock sale, merger, asset sale or otherwise.

(b)           Solely with respect to the Consenting Notes, Section 3.08 of the Indenture is hereby amended (i) by inserting the following new subclause (c) and (ii) by redesignating the existing (c) and (d) as subclauses (d) and (e) respectively:

Section 3.08 Mandatory Redemption.

(c) Notwithstanding Section 3.08(a), upon the consummation of the Transaction, the Company will be required to redeem on such date all outstanding Consenting Notes at a redemption price in cash equal to 101% of the aggregate principal amount of the Consenting Notes redeemed, plus accrued and unpaid interest, if any, thereon, to the date of the consummation of the Transaction.

The requirement of the Company to redeem the Consenting Notes pursuant to this Section 3.08(c) shall not be subject to any notice of redemption by the Company, and the only conditions to the redemption of the Consenting Notes upon the consummation of the Transaction will be the following:

(1)           The Company shall have irrevocably deposited or caused to be deposited with the Trusteeas trust funds in trust solely for the benefit of the Holders of the Consenting Notes, cash inU.S. dollars, in such an amount equal to the amount to so redeem the Consenting Notes at the redemption price set forth above.

(2)           The Company shall have delivered irrevocable instructions to the Trustee under theIndenture to apply the deposited money towards the payment for the redemption of theConsenting Notes.

Subject to satisfaction by the Company of the conditions set forth in clauses (1) and (2) above, the Indenture will be discharged and will cease to be of further effect as to the Consenting Notes as of the consummation of the Transaction.

(c) Notwithstanding anything to the contrary in this Supplemental Indenture, the Redemption Amendments set forth in this Section 1.02 shall become effective with respect to the Consenting Notes if and only if the Transaction is consummated on or before May 30, 2009.

SECTION 1.03                                Notwithstanding the foregoing, with respect to all Notes, Section 1.01 of the Indenture is hereby amended by adding the following new defined terms to read as follows:

“Consenting Notes” shall mean Notes for which valid consents are received (and not validly revoked) prior to the Expiration Date (as defined in the Consent Solicitation Statement) and accepted by the Company in accordance with the Consent Solicitation Statement.

“Consent Solicitation Statement” means the Consent Solicitation Statement, dated June 9, 2008, as amended, supplemented or otherwise modified from time to time.

SECTION 1.04                                Amendments to Articles 3, 4, 5 and 6.  Pursuant to Section 9.02 of the Indenture, the amendments set forth in paragraphs (a) through (t) of this Section 1.04 shall become effective as of the date of this Supplemental Indenture solely with respect to the Notes that are not Consenting Notes:

(a)           Amendment of Section 3.09 (Offer to Purchase by Application of Excess Proceeds).  Section 3.09 of the Indenture is hereby amended and restated as follows only with respect to Notes that are not Consenting Notes:

Section 3.09. [INTENTIONALLY OMITTED].

(b)           Amendment of Section 4.03 (Reports).  Section 4.03 of the Indenture is hereby amended and restated as follows only with respect to Notes that are not Consenting Notes:

Section 4.03  Reports

The Company shall comply with Section 314(a) of the TIA.

(c)           Amendment of Section 4.04 (Compliance Certificate).  Section 4.04 of the Indenture is hereby amended and restated in its entirety to read as follows only with respect to Notes that are not Consenting Notes:

Section 4.04 Compliance Certificate.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer's Certificate in accordance with Section 314(a)(4) of the TIA.

(d)           Amendment of Section 4.05 (Taxes).  Section 4.05 of the Indenture is hereby amended and restated in its entirety to read as follows with respect to Notes that are not Consenting Notes only:

Section 4.05  [INTENTIONALLY OMITTED].

(e)           Amendment of Section 4.06 (Stay, Extension and Usury Law).  Section 4.06 of the Indenture is hereby amended and restated in its entirety to read as follows only with respect to Notes that are not Consenting Notes:

Section 4.06  [INTENTIONALLY OMITTED].

(f)           Amendment of Section 4.07 (Restricted Payments).  Section 4.07 of the Indenture is hereby amended and restated in its entirety to read as follows only with respect to Notes that are not Consenting Notes:

Section 4.07  [INTENTIONALLY OMITTED].

(g)           Amendment of Section 4.08 (Dividend and Other Payment Restrictions Affecting Subsidiaries).  Section 4.08 of the Indenture is hereby amended and restated in its entirety to read as follows only with respect to Notes that are not Consenting Notes:

Section 4.08  [INTENTIONALLY OMITTED].

(h)           Amendment of Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock).  Section 4.09 of the Indenture is hereby amended and restated in its entirety to read as follows only with respect to Notes that are not Consenting Notes:

Section 4.09  [INTENTIONALLY OMITTED].

(i)           Amendment of Section 4.10 (Asset Sates).  Section 4.10 of the Indenture is hereby amended and restated in its entirety to read as follows only with respect to Notes that are not Consenting Notes:

Section 4.10  [INTENTIONALLY OMITTED].

(j)           Amendment of Section 4.11 (Transaction with Affiliates).  Section 4.11 of the Indenture is hereby amended and restated in its entirety to read as follows only with respect to Notes that are not Consenting Notes:

Section 4.11  [INTENTIONALLY OMITTED].

(k)           Amendment of Section 4.12 (Liens).  Section 4.12 of the Indenture is hereby amended and restated in its entirety to read as follows only with respect to Notes that are not Consenting Notes:

Section 4.12  [INTENTIONALLY OMITTED].

(l)           Amendment of Section 4.13 (Business Activities).  Section 4.13 of the Indenture is hereby amended and restated in its entirety to read as follows only with respect to Notes that are not Consenting Notes:

Section 4.13  [INTENTIONALLY OMITTED].

(m)           Amendment of Section 4.14 (Corporate Existence).  Section 4.14 of the Indenture is hereby amended and restated in its entirety to read as follows only with respect to Notes that are not Consenting Notes:

Section 4.14  [INTENTIONALLY OMITTED].

(n)           Amendment of Section 4.15 (Offer to Repurchase Upon Change of Control).  Section 4.15 of the Indenture is hereby amended and restated in its entirety to read as follows only with respect to Notes that are not Consenting Notes:

Section 4.15  [INTENTIONALLY OMITTED].

(o)           Amendment of Section 4.16 (Limitations on Guarantees of Indebtedness by Restricted Subsidiaries).  Section 4.16 of the Indenture is hereby amended and restated in its entirety to read as follows only with respect to Notes that are not Consenting Notes:

Section 4.16  [INTENTIONALLY OMITTED].

(p)           Amendment of Section 4.17 (Limitation on Sale and Leaseback Transactions).  Section 4.17 of the Indenture is hereby amended and restated in its entirety to read as follows only with respect to Notes that are not Consenting Notes:

Section 4.17  [INTENTIONALLY OMITTED].

(q)           Amendment of Section 4.18 (Payments for Consent).  Section 4.18 of the Indenture is hereby amended and restated in its entirety to read as follows only with respect to Notes that are not Consenting Notes:

Section 4.18  [INTENTIONALLY OMITTED].

(r)           Amendment of Section 4.19 (Designation of Restricted and Unrestricted Subsidiaries).  Section 4.19 of the Indenture is hereby amended and restated in its entirety to read as follows only with respect to Notes that are not Consenting Notes:

Section 4.19  [INTENTIONALLY OMITTED].

(s)           Amendment of Section 5.01 (Merger, Consolidation, or Sale of Assets).  Clauses (3) and (4) of Section 5.01 of the Indenture is hereby amended and restated in its entirety to read as follows only with respect to Notes that are not Consenting Notes:

Section 5.01 Merger, Consolidation, or Sale of Assets

(3)  [INTENTIONALLY OMITTED].

(4)  [INTENTIONALLY OMITTED].

(t)           Amendment of Section 6.01 (Events of Default).  Clauses (5) and (6) of Section 6.01 of the Indenture is hereby amended and restated in its entirety to read as follows with respect to Notes that are not Consenting Notes only:

Section 6.01                           Events of Default

(5)  [INTENTIONALLY OMITTED].

(6)  [INTENTIONALLY OMITTED].

SECTION 1.05.                                Amendments to the Notes that are not Consenting Notes.  Pursuant to Section 9.02 of the Indenture, the amendments set forth in this Section 1.05 shall become effective as of the execution of this Supplemental Indenture only with respect to the Notes that are not Consenting Notes:

(a)           Amendment to Paragraph 7 of the Notes that are not Consenting Notes.  Paragraph 7 of each Note that is not a Consenting Note is hereby amended and restated in its entirety to read as follows only with respect to Notes that are not Consenting Notes:

(7)  [INTENTIONALLY OMITTED].

(b)           Amendment to Paragraph 12 of the Notes that are not Consenting Notes.  Clauses (v) and (vi) of Paragraph 12 of each Note that is not a Consenting Note are hereby amended and restated in their entirety to read as follows:  "(v)  [INTENTIONALLY OMITTED]; (vi) [INTENTIONALLY OMITTED];".

ARTICLE II

THE NOTES

SECTION 2.01 Upon receipt of an Authentication Order in accordance with Section 2.02 of the Indenture, the Trustee will authenticate (a) one or more Restricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Unrestricted Global Notes delivered by the Consenting Holders and (b) one or more Restricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Unrestricted Definitive Notes delivered by the Consenting Holders.  Concurrently with the issuance of any Restricted Global Note or Restricted Definitive Note pursuant to this Section 2.01, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Notes to be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Consenting Holders of Definitive Notes Restricted Definitive Notes in the appropriate principal amount.

ARTICLE III

THE TRUSTEE

SECTION 3.01  Privileges and Immunities of Trustee.  The Trustee accepts the amendment of the Indenture and the Notes affected by this Supplemental Indenture but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended.  The Trustee shall not be responsible for the adequacy or sufficiency of this Supplemental Indenture, for the due execution thereof by the Company or for the recitals contained herein, which are the Company’s responsibility.

ARTICLE IV

MISCELLANEOUS PROVISIONS

SECTION 4.01                                Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 4.02                                Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATIONS OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 4.03                                Severability Clause.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 4.04                                Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 4.05                                Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 4.06                                Headings.  The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 4.07                                Successors.  All agreements of the Company and the Trustee in this Supplemental Indenture will bind their respective successors.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed all as of the date and year first written above.

AMERICAN ACHIEVEMENT GROUP HOLDINGS CORP.

By:	/s/ DONALD J. PERCENTI
Name: Donald J. Percenti
Title: President and CEO

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ RICHARD PROKOSCH
Name: Richard Prokosch
Title: Vice President